SEPARATION AGREEMENT AND GENERAL RELEASE

1. Intent. This is a Separation Agreement and General Release (the "***Agreement***") between **Franz Aman** ("***Employee***") and **MariaDB USA, Inc.** (the "***Company***") concerning Employee's separation from employment with the Company. Employee and the Company shall be collectively referred to herein as the "*Parties*," or may be referred to individually as, a "***Party***".

2. Wages and Notice. The Company has notified Employee that Employee's employment shall end effective October 13, 2023 (the "***Separation Date***"). The Company agrees to pay Employee all accrued but unpaid wages (including any accrued bonuses, commissions, and other compensation) due to Employee for services through the Separation Date in accordance with any applicable final wage payment laws. Employee is entitled to receive the accrued but unpaid wages even if Employee does not sign this Agreement and accept the Severance identified below in Section 4. Employee acknowledges that Employee is not entitled to any other payments or compensation from the Company except as identified in and provided by this Agreement.

3. Benefits. This Agreement does not affect Employee's rights to receive the vested benefits under the Company's employee benefit plans, including any retirement and equity compensation plans. Employee's rights to benefits under those plans are governed by the terms of those plans. Employee's rights to elect continued group health insurance coverage is governed by the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("***COBRA***") and any state laws of similar effect. The Company will provide information about electing such coverage in a separate notice.

4. Severance. In consideration for Employee's promises and obligations under this Agreement, including the General Release of Claims in Section 5, the Company will provide the following payments as severance (the "***Severance***"):

> **a.** Continued payment of the Employee's Base Salary at the rate in effect on the date of termination (ignoring any reduction of Base Salary that forms the basis for a Good Reason termination), until the conclusion of a period equal to six (6) months following the date of termination (the "Salary Continuation Period"), subject to required deductions and payable in accordance with the normal payroll practices of the Company, beginning at the Company's next regular payroll period following Employee's satisfaction of the Release Condition (as defined below), which payment shall be retroactive to the next business day following the date of termination; and
>
> **b.** An amount equal to up to fifty percent (50%) of the Target Bonus which Employee would have been entitled to receive for the fiscal year of termination pursuant to Section 4(b), of the Employee's Employment Agreement payable based on actual achievement of the performance criteria applicable to the bonus, and reduced by any bonus amounts previously paid to the Employee with respect to such bonus for the fiscal year of termination (the "Pro Rata Bonus") (e.g., if the Employee's employment terminates during the second fiscal quarter, and the Employee was previously paid a bonus for the first fiscal quarter, the Employee shall be entitled to a bonus amount based on actual performance for the second and third fiscal quarters of the fiscal year). The Pro Rata Bonus is payable at the same time that such bonuses are generally paid to other senior executives.
>
> **c.** If the Employee and the Employee's spouse and eligible dependents are entitled to, and timely elect to, continue their coverage (or the coverage of any one of them) under the Company's group health plans pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended ("COBRA"), the Company shall pay the premiums (or reimburse the Employee for any premiums paid by the Employee for such COBRA continuation coverage for a period of six (6) months following the last day of the month containing the Employee's date of termination or, if earlier, (x) until the Employee is no longer entitled to COBRA continuation coverage under the Company's group health plans or (y) the Employee becomes eligible for group health insurance coverage from

another employer. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, the Company may unilaterally amend this Section 4(c) or eliminate the benefit provided hereunder to the extent it deems necessary to avoid the imposition of excise taxes, penalties or similar charges on the Company or any of its affiliates, including, without limitation, under Section 4980D of the Code. Following the applicable period of payment or reimbursement, the Employee may continue COBRA continuation coverage under the Company's group health plan (to the extent the Employee remains eligible for such coverage) at the Employee's own expense for the remainder of the period during which the Employee is eligible for such coverage.

Employee acknowledges that Employee has no right to Severance except under this Agreement and that the Severance constitutes sufficient consideration for Employee's promises and obligations in this Agreement.

5. General Release of Claims. In consideration of the Severance and other valuable consideration provided herein, Employee shall and hereby does fully release the Company from any and all legal claims whether known or unknown, suspected or unsuspected that might arise from acts or omissions, up to and including the Effective Date. This release covers the Company and all of its subsidiaries, predecessors, affiliates, present and former owners, directors, officers, employees, attorneys, insurers, accountants and tax advisors, managing agents, agents, successors, investors, assignees, and all other representatives of the Company, individually and in their corporate or other representative capacities (hereinafter these released parties are referred to collectively as "***Releasees***"). The claims released here against Releasees include, without limitation:

a. Any claim for damages, fees, costs, equitable relief, restitution, or for any other kind of remedy, arising out of Employee's relationship with and contacts with the Company and Releasees.

b. Any claims in federal, state, or local statutory or common law, including ordinances, regulations, and wage orders relating to Employee's employment with the Company and Employee's separation from employment, including, without limitation: (i) claims for any form of harassment, discrimination, retaliation, wrongful termination, or notice regarding employment status, including any claims under: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act; the Family and Medical Leave Act; the Fair Credit Reporting Act; the Uniformed Services Employment and Reemployment Rights Act; the Age Discrimination in Employment Act (**"*ADEA*"**); the Older Workers Benefit Protection Act ("***OWBPA***"); the Families First Coronavirus Response Act; any state and local employment laws regarding COVID-19; and the Constitutions of the State of California and the United States; (ii) claims relating to the payment of wages, salary, compensation, or penalties under any local, state, or federal law, statute, regulation, or ordinance, including any claims under: the Federal Fair Labor Standards Act; and the Equal Pay Act; (iii) breach of contract; breach of the implied covenant of good faith and fair dealing; violation of any privacy right; defamation; libel; slander; intentional and negligent infliction of emotional distress; (iv) any and all claims for equitable relief, restitution, and other money damages and damages; (v) any and all claims for attorney's fees and/or costs; and (vi) any other legal limitation on the employment relationship. In addition, if you work or worked for the Company in any of the states listed in Attachment A or signed an agreement with the Company governed by the laws of any of the states listed in Attachment A, the Released Claims include any and all claims arising under the following state or local laws listed in Attachment A and claims under the relevant state constitutions.

c. For avoidance of doubt, this Agreement releases any claims Employee may have related to Employee's employment with the Company, including, but not limited to, any claims for severance pay, breach of contract, salary, bonus pay, commissions, incentive pay, overtime pay, final wages, minimum wages, off-the-clock work, penalties, or any pay, premium, or penalty provided for under the Fair Labor Standards Act, and any other applicable wage-and-hour statute (collectively "***Wages***"). By accepting this Agreement, Employee acknowledges that the Company disputes any claim Employee may have for Wages, whether known or unknown. Employee does

not contend that the Company's dispute is anything other than a bona fide (meaning a genuine and good faith) dispute.

d. The Company paid Employee on or before the Effective Date, all compensation due through the Separation Date as set forth above, and Employee has received all compensation; thus, any claim by Employee, or made on Employee's behalf for further, other, or additional compensation or reimbursement is subject to, and will constitute, a good faith dispute.

e. Employee agrees that, to the extent rights that may exist under any statute or regulation encompassed in this Section cannot be released as a matter of law, Employee waives the right to recover anything under such statutes or regulations to the maximum extent permitted by applicable law, and Employee further agrees to provide reasonable assistance if any released claim requires judicial approval or requires the submission of any documents to any governmental agency.

This release by Employee does not cover any claim or right Employee cannot waive as a matter of law, such as rights to workers' compensation benefits, unemployment benefits, vested benefits under the Company's benefit plans, claims against the Company for breach of its obligations under this Agreement, claims for indemnification, or any claims that might arise after the Effective Date.

6. Waiver of Unknown Claims. Employee waives (a) all rights that Employee may have based on any unknown and undiscovered facts, and (b) all rights that are provided for under any law which limits the scope of a release based on unknown facts, including those under California Civil Code Section 1542, which provides as follows:

> **A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.**

7. Promise Not To Sue. Employee represents that Employee has not filed any complaints, charges, or lawsuits against the Company or Releasees with any governmental agency or any court. Employee agrees that Employee will not initiate any such actions (in civil court, arbitration, or otherwise), regarding the claims released under this Agreement, whether on Employee's own behalf or in a representative capacity. Employee agrees that Employee will not be a member of a class or other collective mechanism with respect to any released claims (including, but not limited to, claims pursuant to any unfair competition law of any jurisdiction), and warrants and represents that Employee will take all steps necessary to ensure that Employee is not a member of a class or collective with respect to such claim. Nothing in this Agreement prohibits Employee from providing truthful information (including Confidential Information) or testimony to a governmental, judicial, regulatory, legislative, and/or administrative entity or agency or court, or to third parties, such as when acting as a witness or participating in a legal investigation. **Nothing in this Agreement prevents Employee from filing a charge or complaint with, maintaining the confidentiality of, or from participating in or assisting with, an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other federal, state, or local agency charged with the enforcement of any laws. By entering into this Agreement, however, Employee is waiving rights to individual relief based on claims asserted in such a charge or complaint.** This waiver does not apply if it is otherwise prohibited by law, including whistleblower awards under Section 21F of the Securities Exchange Act. Notwithstanding the foregoing, Employee agrees to waive the right to receive future monetary recovery directly from the Company, other than as set forth in this Agreement. This waiver includes Company payments that result from any complaints or charges that Employee files with any governmental agency or that are filed on Employee's behalf.

8. Promise to Protect the Company's Confidential Information. Employee acknowledges that, in the course of Employee's employment, Employee has received confidential information that belongs to the Company. Employee acknowledges Employee's continuing obligation to protect such information in accordance with all applicable statutory and common laws, and the Confidential Information, Non-

Competition and Invention Assignment Agreement that Employee signed. There are important limitations on the confidentiality obligations described in this Section, which are contained in 18 U.S.C. § 1833(b), the federal Defend Trade Secrets Act, and nothing in this Agreement is intended to penalize, prevent, hinder, or discourage any disclosure protected by that section. Accordingly, Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

9. Non-disparagement Employee agrees that Employee will not make any written or oral statements (including on any social media platform) about the Company that are egregiously offensive or knowingly and maliciously false, or publicly disparage the Company's or the Releasee's products or services unrelated to any labor controversy or the terms and conditions of Employee's employment. Nothing in this Section prohibits or precludes Employee from addressing work-related issues and sharing information about pay, benefits, and working conditions with coworkers (or former coworkers). Further, the Company does not waive any rights to pursue claims under applicable law for defamation, libel, slander, or similar claims. By signing this Agreement, the Parties agree this provision is mutually agreed upon, the preference of the Parties, and mutually benefits the Parties.

10. Disclosure of Information. Nothing in this Agreement prevents Employee from discussing or disclosing information about conduct that the Employee reasonably believes is unlawful discrimination, harassment, or retaliation, a wage-and-hour violation, or sexual assault, that is recognized as unlawful under state, federal or common law, or conduct that is recognized as against a clear mandate of public policy, occurring in the workplace, at work-related events coordinated by or through the Company, or between employees, or between the Company and an employee, whether on or off the employment premises. Nothing in this Agreement is intended to or shall be construed to prevent or dissuade concerted activity regarding the terms and conditions of employment with the Company, such as discussing wages, benefits, prospective job termination, job security, or any other term or condition of employment with any individual or individuals in any medium, so long as such information was acquired through lawful means and the information was not entrusted in confidence as part of an employee's job duties; raising complaints about working conditions for their and their fellow employees' mutual aid or protection; engaging in any activity that stems from or logically grew out of prior concerted activity; reporting, testifying, or otherwise initiating, aiding, engaging in, or otherwise participating in an NLRB or other agency investigation; or any other concerted activity that is protected under Section 7 of the NLRA or any other federal, state, or local law, regulation, or ordinance.

11. Return of Company Property. By signing this Agreement, Employee represents and affirms that with the exception of Employee's Company laptop, Employee has returned to the Company all property belonging to the Company, including, but not limited to, Confidential Information (as defined in the Confidential Information, Non-Competition and Invention Assignment Agreement), any and all, mobile phones, electronic devices, keys, keycards, files, hard-copy documents, documents, emails, and information stored in electronic files, USB drives, other electronic media, equipment, software, and any and all copies of such Confidential Information and Company property, both electronic and hard copy, that were in Employee's possession, custody, or control (including on Employee's personal computers, , cell phones, email accounts, cloud-based accounts, or other electronic storage devices); that Employee no longer possesses or has control over any Company property, including Confidential Information; and that Employee has not made or distributed any copies, duplicates, reproductions, or excerpts of such materials. Employee further agrees to provide the Company with access to all Company-related computer files and any and all passwords needed to access those files. For the avoidance of doubt, Employee agrees to delete any and all Company information from Employee's Company laptop or to return such information to the Company. Employee further represents and affirms that Employee has not used any Confidential Information or other Company property for competitive purposes.

12. Section 409A. The Parties intend that all payments and benefits in this Agreement are exempt from Section 409A of the US Internal Revenue Code of 1986, as amended (the "*Code*"), and any ambiguities will be interpreted to the greatest extent possible consistent with that intention. To the extent

not so exempt, the Parties intend that all payments and benefits comply with Section 409A, and any ambiguities will be interpreted to the greatest extent possible consistent with that intention. Every payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Employee shall have no right to control the timing of the payments under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company makes no guarantee or representation that payments provided for under this Agreement will be exempt from, or comply with, Section 409A and the Treasury Regulations promulgated thereunder. Notwithstanding the foregoing, if Employee is a "specified employee" within the meaning of Section 409A, then no amounts payable to Employee due to a separation from service, whether pursuant to this Agreement or otherwise, that are considered deferred compensation for purposes of Section 409A (together, the "***Deferred Payments***") will be paid until the date that is six (6) months and one (1) day following the date of Employee's separation from service, at which time all amounts previously due will be paid in a lump sum, with the balance paid on the original schedule.

13. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee's behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee's failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

14. Affected Group and OWBPA Disclosure. Before Employee's signing of this Agreement, the Company has also advised Employee of the individuals considered for inclusion in the reduction-in-force ("Decisional Unit") through Attachment B. Attachment B is a listing of the ages and job titles of persons in the Decisional Unit who were and were not selected for termination and offered severance payment for signing an Agreement. Only employees whose positions are being eliminated in the reduction-in-force are selected and offered severance benefits under this severance program.

15. Right to Legal Advice and ADEA Consideration Period. This Agreement is intended to comply with the OWBPA for the release of claims under the ADEA. Employee acknowledges receipt of this Agreement on October16, 2023. Employee knows that Employee is entitled to forty-five (45) days to consider whether to sign this Agreement up to November 26, 2023 (***"Consideration Period"***). By accepting this Agreement, Employee acknowledges and agrees that Employee is waiving rights and claims under the ADEA, as well as any similar state law. The proposed terms of this Agreement shall not be amended, modified, or revoked by the Company during the Consideration Period. Employee may sign this Agreement or reject it at any time during the Consideration Period. If Employee signs this Agreement before the Consideration Period has ended, Employee has voluntarily waived any remaining Consideration Period and does so on a knowing and voluntary basis. The Consideration Period allows Employee time to consider whether to execute this Agreement and to seek the advice of legal counsel or other advisors to be able to make an informed decision. **Employee has the right—and is hereby advised in writing—to consult an attorney about this Agreement before signing it.** Employee and the Company agree that any changes, whether material or immaterial, do not restart the running of the forty-five (45) day period, as permitted under applicable law. Employee understands that it is Employee's voluntary decision to sign before the end of the Consideration Period.

16. Revocation of Agreement. Within seven (7) days of signing this Agreement, Employee may revoke it. This Agreement will not become effective and enforceable, and Employee will not receive the Severance unless and until the seven (7)-day revocation period passes without such a written revocation. If Employee decides to revoke this Agreement, the revocation must be made in writing and delivered during the seven (7)-day period to Human Resources at hr@mariadb.com.

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17. Effective Date. This Agreement becomes effective and binding eight (8) days after Employee signs and returns the fully and properly executed Agreement to the Company, so long as the Employee has not revoked it ("***Effective Date***").

18. Amendment. This Agreement may not be modified or amended except in writing signed by Employee and an authorized executive of the Company.

19. Choice of Law and Severability. The laws of the state of Employee's residence as determined by the last address the Company had on file for Employee, without respect to its provisions for conflict of laws, shall govern this Agreement. If any provision in this Agreement is found to be illegal or unenforceable, it will not affect the remaining provisions, and the rest of this Agreement shall continue in effect to the fullest extent possible. Any court, arbitrator, or tribunal of competent jurisdiction shall have the power to modify any illegal or unenforceable provision as necessary to comply with applicable law and to make this Agreement enforceable to the maximum extent allowed. If any portion of this Agreement or if the entire Agreement is found illegal, unenforceable, or invalid, the Parties agree to enter into a new agreement whereby Employee agrees to a valid, full, and general release of claims.

20. No Admissions. The Parties agree that entering into this Agreement and their negotiations regarding this Agreement shall not be deemed or construed as an admission of fault, liability, or as the truth of any claim, demand, charge, cause of action, or alleged fact relating to the subject matter and terms of this Agreement.

21. Entire Agreement. This is the entire Agreement between Employee and the Company concerning Employee's separation from employment. It supersedes all prior agreements except the Confidential Information, Non-Competition and Invention Assignment Agreement, which continues in full force and effect according to its terms.

22. Knowing and Voluntary Agreement. Employee has read this Agreement, and understands its terms, including the fact that it releases any claim Employee might have against the Company. Employee acknowledges Employee has not relied on any statement or promise that is not written in this Agreement. Employee enters into this Agreement voluntarily and was not coerced into signing it; Employee agrees to all the Agreement's terms and significance, knowingly, deliberately, without duress or reservation of any kind, and after having given the matter full and careful consideration. Employee understands Employee is not waiving any rights or claims that may arise after the date on which this Agreement is executed, and Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled. Employee was advised in writing, through this Agreement, to consult with an attorney of Employee's choice about this Agreement, and Employee has had an opportunity to consult counsel of Employee's choice, if Employee so desires.

23. Counterparts. This Agreement may be executed in counterparts and each counterpart, when executed, shall have the legal effect of a second original. Photographic or facsimile copies of any such signed counterparts may be used in lieu of the original for any purpose. The Parties mutually agree to use electronic signature technology to expedite the execution of this Agreement, pursuant to the Electronic Signatures in Global National Commerce Act, the Uniform Electronic Transaction Act, and/or any other applicable state or local law, and such electronic signatures will be enforceable as if original/handwritten.

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AGREEING TO AND ACCEPTING ALL OF THE PRECEDING TERMS:

DocuSigned by:
Franz Aman
Signature

07 November 2023
Date

DocuSigned by:
Bill Munger
Signature of Company Representative

Bill Munger
Printed Name

07 November 2023
Date

ATTACHMENT A

STATE RELEASES

Alabama

The Alabama Age Discrimination in Employment Act (AADEA); Sections 25-5-11 and 25-5-11.1 of the Alabama Code; Section 13A-11-90 of the Alabama Code; and the Clarke-Figures Equal Pay Act under Section 25-1-30 of the Alabama Code.

Alaska

The Anchorage Equal Rights Act; the Alaska Human Rights Act; and the Alaska Wage and Hour Act.

Arizona

Arizona wage laws; Arizona equal pay laws; the Arizona Employment Protection Act; the Arizona Civil Rights Act; the Arizona Occupational Health and Safety Act; Arizona right to work laws; Arizona employee drug testing laws; the Arizona Medical Marijuana Act; Arizona genetic testing laws; and the Arizona criminal code.

Arkansas

The Arkansas Civil Rights Act; the Arkansas Uniform Contribution Among Tortfeasors Act; the Arkansas Minimum Wage Act; and the Arkansas social media privacy law.

California*

The California Family Rights Act; the California Government Code; the California Fair Employment and Housing Act; the California Privacy Rights Act; the California Labor Code; any California Industrial Welfare Commission Wage Order; and the Employee's portion of any claims brought under the California Private Attorneys General Act.

Colorado

The Colorado Anti-Discrimination Act (CADA); the Workplace Accommodations for Nursing Mothers Act; the Pregnant Workers Fairness Act; the Lawful Off-Duty Activities Statute (LODA); the Personnel Files Employee Inspection Right Statute; the Colorado Labor Peace Act; the Colorado Labor Relations Act; the Colorado Equal Pay Act; the Colorado Minimum Wage Order; and the Colorado Genetic Information Non-Disclosure Act.

Connecticut

Connecticut Family and Medical Leave Act; Conn. Gen. Stat. Ann. §§ 31-51kk et seq; Connecticut's whistleblower law; Conn. Gen. Stat. Ann. § 31-51m; Connecticut's free speech law; Conn. Gen. Stat. Ann. § 31-51q; the Connecticut Fair Employment Practices Act; Conn. Gen. Stat. Ann. §§ 46a-58, et seq.; Connecticut's minimum wage and wage payment laws; Conn. Gen. Stat. Ann. §§ 31-58 to 31-76m; and Conn. Gen. Stat. Ann. § 31-290a.

Delaware

The Delaware Discrimination in Employment Act; the Delaware Persons With Disabilities Employment Protection Act; the Delaware Whistleblowers' Protection Act; the Delaware Wage Payment and Collection Act; the Delaware Fair Employment Practices Act; the Delaware Volunteer Emergency Responders Job Protection Act; and Delaware's social media law.

District of Columbia

The District of Columbia Human Rights Act; the District of Columbia Family and Medical Leave Act; and the District of Columbia Accrued Sick and Safe Leave Act.

Florida

Florida Civil Rights Act; Florida Whistleblower Protection Act; Florida Workers' Compensation Retaliation provision; Florida Minimum Wage Act; Article X; Section 24 of the Florida Constitution; and Florida Fair Housing Act.

Georgia

The Georgia Fair Employment Practices Act; the Georgia Equal Pay Act; and the Georgia Equal Employment for People with Disabilities Code.

Hawaii

The Hawaii State Constitution and its amendments; Hawaii wage and hour laws; the Hawaii Dislocated Workers Act; the Hawaii Family Leave Law; the Hawaii Whistleblowers' Protection Act; the Hawaii Employment Practices Law; the Hawaii Civil Rights Act; the Hawaii Discriminatory Practices Law; the Hawaii Temporary Disability Insurance Law; the Hawaii Prepaid Health Care Act; and the Hawaii Occupational Safety and Health Law.

Idaho

The Idaho Wages Act; and the Idaho Human Rights Act.

Illinois*

The Illinois Constitution; the Illinois Wage Payment and Collection Act; the anti-retaliation provisions of the Illinois Workers' Compensation Act; the Illinois Minimum Wage Law; the Illinois Human Rights Act; the Illinois Whistleblower Act; and the Illinois Human Rights Act; the Illinois Wage Theft Enforcement Act; the Illinois Genetic Information Privacy Act; the Illinois Right to Privacy in the Workplace Act; the Illinois Biometric Privacy Act; the Chicago ;Human Rights Ordinance; the Cook County Human Rights Ordinance; The Illinois Family Bereavement Act; the Illinois One Day Rest in Seven Act; and the Illinois Equal Pay Act.

Indiana

The Indiana Civil Rights Law; The Indiana Wage Payment and the Wage Claims Acts; and any local ordinances related to Employee's employment with Company.

Iowa*

The Iowa Civil Rights Act of 1965; Iowa's Wage Payment Collection Law; and any claims in violation of the public policy of the state of Iowa.

Kansas

The Kansas Act Against Discrimination; the Kansas Age Discrimination in Employment Act; the Kansas Minimum Wage and Maximum Hours Law; Discrimination Against Military Personnel Act; and Discrimination Against Employees who are Victims of Domestic Violence or Sexual Assault.

Kentucky

The Kentucky Civil Rights Act; the Kentucky Equal Pay Act; the Kentucky Equal Opportunities Act; the Kentucky Wages and Hours Act; the Workers' Compensation Law; the Kentucky Occupational Safety and Health Act; and Section 446.070 of the Kentucky Revised Statutes.

Louisiana

Sections 23:301 to 23:369 of the Louisiana Revised Statutes; Article 2315 of the Louisiana Civil Code; and the Louisiana Workers' Compensation Act.

Maine

The Maine Whistleblower Protection Act; and the Maine Human Rights Act.

Maryland

The Maryland Fair Employment Practices Act; the Maryland False Claims Act; the Maryland Parental Leave Act; the Maryland Healthy Working Families Act; and Title 20 of the State Government Article of the Maryland Annotated Code.

Massachusetts

The Massachusetts Wage Act; and the Massachusetts Fair Employment Practices Act.

Michigan

The Michigan Elliott-Larsen Civil Rights Act (ELCRA); Michigan Persons with Disabilities Civil Rights Act (PWDCRA); Payment of Wages and Fringe Benefits Act (WFBA); Michigan Whistleblowers' Protection Act (WPA); Bullard-Plawecki Employee Right to Know Act; the Michigan Occupational Safety and Health Act (MIOSHA); the Michigan Social Security Number Privacy Act; and the Michigan Internet Privacy Protection Act; and the Michigan Sales Representatives Commission Act; and the Paid Medical Leave Act.

Minnesota

The Minnesota Human Rights Act; the Minnesota Equal Pay for Equal Work Law; the Minnesota health care worker whistleblower protection laws; the Minnesota family leave law; and Minnesota personnel record access statutes.

Missouri

The Missouri Human Rights Act; the Missouri Equal Pay for Women Act; the Missouri Service Letter statute; the Missouri Minimum Wage Law; and the Missouri Wage Payment Law.

Montana

The Montana Human Rights Act; Montana Wrongful Discharge from Employment Act; and the Montana Wage Law.

Nebraska

The Nebraska Fair Employment Practice Act (Neb. Rev. St. §§ 48-1101 to 48-1125); the Nebraska Age Discrimination in Employment Act (Neb. Rev. St. §§ 48-1001 to 48-1010); the Nebraska Wage Payment and Collection Act (Neb. Rev. St. §§ 48-1228 to 48-1236); Nebraska's privacy laws (Neb. Rev. St. §§ 20-201 to 20-211 and 25-840.01); Nebraska's drug testing laws (Neb. Rev. St. §§ 48-1901 to 48-1910); the Nebraska's military leave laws (Neb. Rev. St. §§ 55-160 to 55-166 and 55-501 to 55-507); the Nebraska

laws related to equal pay (Neb. Rev. St. §§ 48-1219 to 48-1227.01); the Nebraska leave laws (Neb. Rev. St. §§ 25-1674, 32-241, 32-922, 35-1403 to 35-1405, and 48-234).

Nevada

The Nevada Fair Employment Practices Act.

New Hampshire

The New Hampshire Protective Legislation Law; New Hampshire Unemployment Compensation Law; New Hampshire Uniform Trade Secrets Act; New Hampshire Whistleblowers' Protection Act; New Hampshire Minimum Wage Law; New Hampshire Public Employee Labor Relations Act; New Hampshire Safety and Health of Employees Law; and the New Hampshire Law Against Discrimination.

New Jersey*

The New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; the New Jersey Wage Payment Law; the New Jersey Wage and Hour Law; the New Jersey Equal Pay Act; the New Jersey Security and Financial Empowerment Act; the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law; the New Jersey Earned Sick Leave Law; the New Jersey Warn Act; and retaliation claims under the New Jersey Workers' Compensation Law.

New Mexico

The New Mexico Human Rights Act; the New Mexico's Reemployment of Persons in Armed Forces Act; Fraud Against Taxpayers Act; Promoting Financial Independence of Domestic Violence Victims Act; and the Employee Privacy Act.

New York*

The New York State Human Rights Law; the New York Labor Law; the New York State Correction Law; the New York State Civil Rights Law; Section 125 of the New York Workers' Compensation Law; and the New York City Human Rights Law.

North Carolina

The Retaliatory Employment Discrimination Act (REDA); the North Carolina Persons with Disabilities Protection Act (PDPA); the Equal Employment Practices Act (EEPA); N.C.G.S. § 95-28.1; § 95-28.1A; N.C.G.S. § 95-28.2; N.C.G.S. § 130A-148(i); and N.C.G.S. § 9-32; N.C.G.S. §§ 127A-201 to 127A-203.

North Dakota

The North Dakota Human Rights Act (N.D.C.C. §§ 14-02.4-01 to 14-02.4-23); and the North Dakota Equal Pay Act (N.D.C.C. §§ 34-06.1-01 to 34-06.1-09).

Ohio

The Ohio Civil Rights Act, R.C. 4112.01 to 4112.99; Ohio's equal pay statute; R.C. 4111.17; the Ohio wage payment anti-retaliation statute; R.C. 4111.13; Ohio Whistleblower's Protection Act; R.C. 4113.51 to 4113.53; and Ohio Workers' Compensation anti-retaliation statute; and R.C. 4123.90.

Oklahoma

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The Oklahoma Anti-Discrimination Act, (Okla. Stat. tit. 25, §§ 1101 to 1605); the Standards for Workplace Drug and Alcohol Testing Act (Okla. Stat. tit. 40, §§ 551 to 563); the Medical Marijuana and Patient Protection Act (Okla. Stat. tit. 63, § 427.8); the Administrative Workers' Compensation Act (Okla. Stat. tit. 85A, § 7); and the Oklahoma Workers' Compensation Act (Okla. Stat. tit. 85, §§ 5 to 7, 341).

Oregon*

The Oregon Family Leave Act; the Oregon Unlawful Discrimination Against Injured Workers Law; Oregon's Leave of Absence for State Service Law; Oregon's Unlawful Discrimination Against Persons with Disabilities Law; the Oregon Military Family Leave Act; Oregon's Initiating or Aiding Administrative, Criminal, or Civil Proceeding Law; Chapter 659A of the Oregon Revised Statutes; and Oregon's Social Media Accounts in Employment law.

Pennsylvania

The Pennsylvania Human Relations Act; and the Pennsylvania Whistleblower Law.

Rhode Island

The Rhode Island Fair Employment Practices Act; Rhode Island Civil Rights Act; Rhode Island AIDS Law; Rhode Island Civil Rights of People with Disabilities Law; Rhode Island Domestic Abuse Bias in Employment Law; Rhode Island Discrimination Based on Genetic Testing Law; Rhode Island Military Family Leave Act; Rhode Island Equal Pay Act; Rhode Island Whistleblower Protection Act; Rhode Island Employee Social Media Privacy Act; Rhode Island Healthy and Safe Families and Workplaces Act; and Rhode Island wage and hour laws.

South Carolina

The South Carolina Human Affairs Law and Sections 37-5-106; 41-1-20; 41-1-30; 41-1-70; 41-1-80; 41-1-85; and 53-1-110; of the South Carolina Code.

South Dakota

The South Dakota Human Rights Act.

Tennessee

The Tennessee Human Rights Act; and the Tennessee Disability Act.

Texas

The Texas Commission on Human Rights Act; Section 415.001 of the Texas Workers Compensation Act; the Texas Payday Act; the Sabine Pilot doctrine; and the Constitution of the State of Texas.

Utah

The Employment Relations and Collective Bargaining Act; the Utah Right to Work Act; the Utah Drug and Alcohol Testing Act; the Utah Minimum Wage Act; the Utah Protection of Activities in Private Vehicles Act; the Utah Employment Selection Procedures Act; the Utah Occupational Safety and Health Act; and the Utah Internet Employment Privacy Act.

Vermont*

The Vermont Fair Employment Practices Act and the Vermont Parental and Family Leave Act.

Virginia*

The Virginians with Disabilities Act; the Virginia Human Rights Act; the Virginia Equal Pay Act; the Virginia Genetic Testing Law; the Virginia Occupational Safety and Health Act; the Virginia Minimum Wage Act; the Virginia Payment of Wage Law; the Virginia Right to Work Law; and the Virginia Fraud Against Taxpayers Act.

Washington*

Title 51 RCW; Title 50A RCW; the Industrial Welfare Act Ch. 49.12 RCW; the Minimum Wage Act, Ch. 49.46 RCW; the Wage Payment Act, Ch. 49.48 RCW; the Wage Rebate Act, Ch. 49.52 RCW; the Washington Law Against Discrimination, Ch. 49.60 RCW; Washington leave laws, including the Paid Sick Leave Act, Ch. 49.46 RCW; the Family Care Act, Ch. 49.12 RCW; the Domestic Violence Leave Act, Ch. 49.76 RCW; the Military Family Leave Act, Ch. 49.77 RCW, Ch. 49.12 RCW; and Washington's social media privacy law, Ch. 49.44 RCW.

West Virginia

The West Virginia Human Rights Act; West Virginia Workers' Compensation Act Discriminatory Practices Sections 6-5-11; 21-3-19; and 52-3-1; West Virginia Minimum Wage and Maximum Hours Act; West Virginia Equal Pay for Equal Work Act; West Virginia Consumer Credit and Protection Act; and West Virginia Pregnant Workers' Fairness Act.

Wisconsin

The Wisconsin Fair Employment Act; Wisconsin Wage Claim and Payment Law; Wisconsin Business Closing and Mass Layoff Law; Wisconsin Cessation of Health Care Benefits Law; Wisconsin Family and Medical Leave Law; Wisconsin Bone Marrow and Organ Donation Leave Law; Wisconsin Personnel Records Statute; Wisconsin Employment Peace Act; and Internet Privacy Protection.

Wyoming*

The Wyoming Fair Employment Practices Act.

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Attachment B

OWBPA Disclosure Statement

This disclosure statement is provided in connection with the reduction-in-force ("***RIF***") announced at MariaDB USA, Inc. ("***Company***") on October 12, 2023. The Company's employees in the Marketing Department were considered when deciding who would be let go in the RIF ("Decisional Unit"). This disclosure notice contains information about those employees who were considered for separation from employment in the RIF, as required by the Age Discrimination in Employment Act, as amended by the Older Workers' Benefits Protection Act.

On October 31, 2023, the employment of ten (10) employees in the Department will be terminated in the RIF. Individual employees have been selected for termination of employment based on the elimination of these roles in light of anticipated strategic changes to business operations. All employees selected for termination of employment in the RIF are eligible to receive severance pay in exchange for signing and returning a Separation Agreement and General Release ("***Agreement***"), which will be supplied to eligible employees at the time of separation.

Below is a list of the job titles and ages, as of October 12, 2023, of the employees potentially affected by this RIF who were and were not selected for termination and the offer of severance pay for signing the Agreement.

Job Titles	Age	Selected
CMO	62	X
Director, Global Events	50	X
Director, Marketing Operations	60	X
Partner Marketing Manager	54	X
Sr. Communications Manager	34	X
Sr. Director, Documentation	47	X
Sr. Manager, Field Marketing NAM	37	X
Sr. Manager, Global Marketing Programs	42	
Sr. Web Program Manager	33	
Technical Information Manager	36	X
Usability Manager, Documentation	63	X
VP, Corporate Marketing	40	
VP, Digital and Marketing Operations	49	X

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